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                      TRANSACTION SYSTEMS ARCHITECTS, INC.

                             1999 STOCK OPTION PLAN

                                  AS AMENDED BY
                     THE STOCKHOLDERS ON FEBRUARY 22, 2000,
                   THE BOARD OF DIRECTORS ON MAY 5, 2000, AND
                      THE STOCKHOLDERS ON FEBRUARY 20, 2001


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                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                             1999 STOCK OPTION PLAN

                                  AS AMENDED BY
                     THE STOCKHOLDERS ON FEBRUARY 22, 2000,
                   THE BOARD OF DIRECTORS ON MAY 5, 2000, AND
                      THE STOCKHOLDERS ON FEBRUARY 20, 2201

         SECTION 1. PURPOSE. The purpose of the Transaction Systems Architects, Inc. 1999 Stock Option Plan (the "Plan") is to provide long term incentives and rewards to employees of Transaction Systems Architects, Inc. (the "Company") and any Subsidiary of the Company, by providing an opportunity to selected employees to purchase Common Stock of the Company. By encouraging stock ownership, the Company seeks to attract and retain employees and to encourage their best efforts to work at the success of the Company.

         SECTION 2. DEFINITIONS. For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

         2.1. "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

         2.2. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         2.3. "COMMITTEE" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

         2.4.     "COMMON STOCK" shall mean the Class A Common Stock  of the
Company.

         2.5. "DISABILITY" shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

         2.6.     "EFFECTIVE DATE" shall have the meaning set forth in Section
18.

         2.7. "EMPLOYEE" shall mean any person, including an officer or employee-director of the Company or any Subsidiary of the Company, who, at the time an Option is granted to such person hereunder, is actively and customarily employed for 20 hours or more per week by the Company or any Subsidiary of the Company.

         2.8. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.


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         2.9.     "FAIR MARKET VALUE" shall mean the closing bid price on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system for a share of Common Stock.

         2.10. "ISO" shall mean an option granted under the Plan which constitutes and shall be treated as an "incentive stock option" as defined in
Section 422(b) of the Code.

         2.11. "NON-QUALIFIED OPTION" shall mean an option granted under the Plan which does not constitute and is not treated as an ISO nor as an option described in Section 423(b) of the Code.

         2.12. "OPTION" shall mean any ISO or Non-Qualified Option granted under this Plan.

         2.13. "PARTICIPANT" shall mean any Employee to whom an Option is granted under the Plan.

         2.14. "SUBSIDIARY OF THE COMPANY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         SECTION 3. ELIGIBILITY. Options may be granted to any Employee. The Committee shall have the sole authority to select the Employees to whom Options are to be granted hereunder and to determine whether an Employee is to be granted a Non-Qualified Option or an ISO or any combination thereof. No Employee shall have any right to participate in the Plan. Any Employee selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

         SECTION 4.  COMMON STOCK SUBJECT TO THE PLAN.

         4.1. The total number of shares of Common Stock for which Options may be granted under this Plan shall not exceed in the aggregate three million (3,000,000) shares of Common Stock, subject to adjustment pursuant to Section 7. The total number of shares of Common Stock for which Options may be granted to any employee within the meaning of Section 162(m) of the Code during any twelve month period shall not exceed 118,000 in the aggregate, subject to adjustment pursuant to Section 7.

         4.2. The shares of Common Stock that may be subject to Options granted under this Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the

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shares allocable to the unexercised portion of such Option may again be subject to an Option granted under this Plan. If any shares of Common Stock acquired pursuant to the exercise of an Option shall have been repurchased by the Company, then such shares shall again become available for issuance pursuant to the Plan.

         4.3.     SPECIAL ISO LIMITATIONS.

         (a) The aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISO's are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company or any Subsidiary of the Company) shall not exceed $100,000.

         (b) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary of the Company, unless the option price is at least 110% of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five years from the date it is granted.

         4.4. Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option granted under the Plan.

         SECTION 5.  ADMINISTRATION OF THE PLAN.

         5.1 The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other committee of the Board of Directors as may be directed by the Board of Directors (the "Committee") consisting of no less than two persons. All members of the committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

         5.2. The Committee shall have the sole authority and discretion to grant Options under this Plan and, subject to the limitations set forth in Sections 4.3 and 6 hereof, to determine the terms and conditions of all Options, including, without limitation, (i) selecting the Employees who are to be granted Options hereunder; (ii) designating whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) establishing the number of shares of Common Stock that may be purchased under each Option upon exercise and the Option exercise price per share of Common Stock; (iv) determining the time and the conditions subject to which Options may be exercised in whole or in part; (v) determining the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company's issued and outstanding shares of Common Stock or the shares of Common Stock available under the Option

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may be used by a Participant to exercise an Option) and establishing procedures in connection therewith; (vi) imposing restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) determining the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company, including without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (viii) establishing procedures whereby a number of shares of Common Stock may be withheld from the total number of shares of Common Stock to be issued upon exercise of an Option to meet the obligation of withholding for federal and state income and other taxes, if any, incurred by the Participant upon exercise of an Option; (ix) accelerating or, with the consent of the Participant, deferring the time when outstanding Options may be exercised, provided, however, that any ISO's shall be "accelerated" within the meaning of Section 424(h) of the Code; (x) establishing any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan; (xi) authorizing any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (xii) taking any other actions deemed necessary or advisable for the administration of the Plan.

         5.3. The Committee shall be authorized to interpret the Plan and may, from time to time, adopt, amend and rescind such rules, regulations and procedures, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of the Plan.

         5.4. The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final, conclusive and binding upon all parties.

         5.5 Only members of the Committee shall vote on any matter affecting the administration of the Plan or the granting of Options under the Plan.

         5.6. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board of Directors or the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

         5.7 Notwithstanding anything in the Plan to the contrary, with respect to any employee who is resident outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the

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requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

         SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.

         6.1 ISO'S. Except as otherwise provided in this Section 6.1, the terms and conditions of each ISO granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written ISO agreement between the Company and the Participant in such form as the Committee shall approve. No person shall have any rights under any ISO granted under the Plan unless and until the Company and the person to whom such ISO shall have been granted shall have executed and delivered an agreement expressly granting the ISO to such person and containing provisions setting forth the terms for the ISO. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422 of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder. The terms and conditions of each ISO agreement shall include the following:

         (a) The ISO exercise price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted.

         (b) ISO's shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant's lifetime, an ISO shall be exercisable only by the Participant.

         (c) The Committee shall fix the term of all ISO's granted pursuant to the Plan (including the date on which such ISO shall expire and terminate) provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

         (d) In the event that the Company or any Subsidiary of the Company is required to withhold any Federal, state, local or foreign taxes in respect of any compensation income realized by the Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company or such Subsidiary of the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state, local or foreign taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state, local or foreign taxes, such Participant will be

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required to pay to the Company or such Subsidiary of the Company, or make other arrangements satisfactory to the Company or such Subsidiary of the Company regarding payment to the Company or such Subsidiary of the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be acquired upon exercise of an Option, a number of shares of Common Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

         6.2. NON-QUALIFIED OPTIONS. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. No person shall have any rights under any Non-Qualified Option granted under the Plan unless and until the Company and the person to whom such Non-Qualified Option shall have been granted shall have executed and delivered an agreement expressly granting the Non-Qualified Option to such person and containing provisions setting forth the terms for the Non-Qualified Option. The terms and conditions of each Non-Qualified Option will be such that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422 of the Code or an option described in Section 423(b) of the Code and will be a "non-qualified stock option" for federal income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder. The terms and conditions of each Non-Qualified Option agreement shall include the following:

         (a) The Option exercise price shall be fixed by the Committee and may be equal to, more than or less than 100% of the Fair Market Value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

         (b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including the date on which such Non-Qualified Option shall expire and terminate). Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions, and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

         (c) Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime a Non-Qualified Option shall be exercisable only by the Participant.

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         (d)      In the event that the Company or any Subsidiary of the Company is required to withhold any Federal, state, local or foreign taxes in respect of any compensation income realized by the Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company or such Subsidiary of the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state, local or foreign taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state, local or foreign taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company or such Subsidiary of the Company, or make other arrangements satisfactory to the Company or such Subsidiary of the Company regarding payment to the Company or such Subsidiary of the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be acquired upon exercise of an Option, a number of shares of Common Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

         6.3 VESTING; PERIOD FOR EXERCISE OF OPTION. In the sole discretion of the Committee, the terms and conditions of any Option may include any of the following provisions:

         (a) An Option may not be exercised during the first year from the date it is granted. After the first anniversary of the date on which an Option is granted, it may be exercised as to not more than 33-1/3% of the shares of Common Stock available for purchase under the Option and, after the second and third anniversaries of the Option grant date, it may be exercised as to not more than an additional 33-1/3% of such shares plus any shares as to which the Option might theretofore have been exercisable but shall not have been exercised.

         (b) Subject to subsection (d) below, if a Participant ceases to be an Employee of the Company or a Subsidiary of the Company for any reason other than as a result of his death or Disability, the unexercised portion of any Option held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, but no later than the date the Option expires, and only to the extent that the Participant could have otherwise exercised such Option as of the date on which he ceased to be so employed. To the extent that the Participant is not entitled to exercise the Option on such date, or if the Participant does

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not exercise it within the time specified, such Option shall terminate. The
Committee shall have the authority to determine the date a Participant ceases to be an Employee.

         (c) Subject to subsection (d) below, if a Participant ceases to be an Employee of the Company or a Subsidiary of the Company by reason of his Disability, the unexercised portion of any Option held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, but no later than the date the Option expires, and to the extent that the Participant could have otherwise exercised such Option if it had been completely exercisable. To the extent that the Participant is not entitled to exercise the Option on such date, or if the Participant does not exercise it within the time specified, such Option shall terminate. The Committee shall have the authority to determine the date a Participant ceases to be an Employee by reason of his Disability.

         (d) If a Participant dies while employed by the Company or a Subsidiary of the Company (or dies within a period of one month after ceasing to be an Employee for any reason other than Disability or within a period of one year after ceasing to be an Employee by reason of Disability), the unexercised portion of any Option held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, but no later than the date the Option expires, and to the extent that the Participant could have otherwise exercised such Option if it had been completely exercisable. Such Option may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance. To the extent that the Option is not entitled to be exercised on such date or if the Option is not exercised within the time specified, such Option shall terminate.

         6.4. PROCEDURES FOR EXERCISE OF OPTION; RIGHTS OF STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times, under such conditions, as shall be determined by the Committee and in accordance with the terms of the Plan. An Option may not be exercised for a fraction of a share of Common Stock. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option agreement by the Participant entitled to exercise the Option and full payment for the shares of Common Stock with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any form of consideration and method of payment allowable hereunder. Payment for the shares of Common Stock upon exercise of an Option shall be made in cash, by certified check, or if authorized by the Committee, by delivery of other shares of Common Stock having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the shares of Common Stock as to which the Option is being exercised, or if authorized by the Committee, by authorizing the Company to withhold from the total number of shares of Common Stock to be acquired upon exercise of an Option that number of shares of Common Stock having an aggregate Fair Market Value (as of the date the withholding is effected) that would equal the aggregate exercise price of the shares of Common

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Stock as to which the Option is being exercised, or by any combination of such methods of payment or by any other method of payment that may be permitted under applicable law and the Plan and authorized by the Committee under Section 5.2 of the Plan. Upon the receipt of notice of exercise and full payment for the shares of Common Stock, the shares of Common Stock shall be deemed to have been issued and the Participant shall be entitled to receive such shares of Common Stock and shall be a stockholder with respect to such shares, and the shares of Common Stock shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 7 of the Plan. Each exercise of an Option shall reduce, by an equal number, the total number of shares of Common Stock that may thereafter be purchased under such Option.

         SECTION 7.  ADJUSTMENTS.

         7.1 In the event that the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, effected without the receipt of consideration by the Company, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust, subject to any required action by the stockholders of the Company, (i) the number of shares of Common Stock (and the Option exercise price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISO's and (ii) the number of shares of Common Stock for which Options may be granted under the Plan, as set forth in Section 4.1 hereof, and such adjustments shall be final, conclusive and binding for all purposes of the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         7.2 Notwithstanding the foregoing, in the event of (i) any offer or proposal to holders of the Company's Common Stock relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, or (iii) the dissolution or liquidation of the Company, the Committee may make such adjustment as it deems equitable in respect of outstanding Options (and in respect of the shares of Common Stock for which Options may be granted under the
Plan), including, without limitation, the revision, cancellation, or termination of any outstanding Options, or the change, conversion or exchange of the shares of the Company's Common Stock under outstanding Options (and of the shares of the Company's Common Stock for which Options may be granted under the Plan)

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into or for securities or other property of another corporation. Any such adjustments by the Committee shall be final, conclusive and binding for all purposes of the Plan.

         SECTION 8. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP. Neither this Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of the Company or any Subsidiary of the Company as the case may be, or limit in any respect the right of the Company or any Subsidiary of the Company to terminate such Participant's employment with the Company or any Subsidiary of the Company, as the case may be, at any time.

         SECTION 9. AMENDMENT OF THE PLAN. The Board of Directors may amend the Plan from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Company, except to the extent stockholder approval is required by Rule 16b-3 of the Exchange Act, applicable NASDAQ National Market or stock exchange rules, applicable Code provisions, or other applicable laws or regulations.

         SECTION 10. TERMINATION OF THE PLAN. The Board of Directors may terminate the Plan at any time in its sole discretion. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option previously granted under the Plan in any material adverse way without the affected Participant's consent.

         SECTION 11. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Within the limitations of the Plan and subject to Section 7, the Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options for the granting of new Options in substitution therefor. Notwithstanding the preceding sentence, except for any adjustment described in
Section 7, (i) no modification of an Option shall, without the consent of the Participant, alter or impair any rights or obligations under any Option previously granted under the Plan in any material adverse way without the affected Participant's consent, and (ii) the exercise price of outstanding Options may not be altered, amended or modified.

         SECTION 12. GOVERNING LAW. The Plan and any and all Option agreements executed in connection with the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

         SECTION 13. NO STRICT CONSTRUCTION. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Option agreement, any Option granted under the Plan, or any rule, regulation or procedure established by the Committee.


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         SECTION 14. SUCCESSORS.  This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

         SECTION 15. SEVERABILITY. If any provision of the Plan or an Option agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, and the Plan and such agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.

         SECTION 16. PLAN PROVISIONS CONTROL. The terms of the Plan govern all Options granted under the Plan, and in no event will the Committee have the power to grant any Option under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Option granted under the Plan shall conflict with any term in the Plan as constituted on the grant date of such Option, the term in the Plan as constituted on the grant date of such Option shall control.

         SECTION 17. HEADINGS. The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

         SECTION 18. EFFECTIVE DATE OF THE PLAN. The Plan shall be submitted to the stockholders of the Company for approval and ratification at the next regular or special meeting thereof to be held after January 1, 1999. Unless at such meeting the Plan is approved and ratified by the stockholders of the Company, in the manner provided by the Company's By-Laws, then and in such event, the Plan and any then outstanding Options that may have been conditionally granted prior to such stockholder meeting shall become null and void and of no further force and effect. Subject to the immediately preceding sentence, the Plan shall be effective as of February 23, 1999. The Plan shall continue in effect for a term of 10 years unless sooner terminated under Section 10.

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